UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: June 5, 2012

(Date of earliest event reported):

INNODATA INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22196	13-3475943
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation)		Identification No.)

Three University Plaza	07601
Hackensack, NJ 07601	(Zip Code)
(Address of principal executive offices)

(201) 371-8000
(Registrant's telephone number, including area code)

INNODATA ISOGEN, INC.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

(a)	Innodata Inc. (the “Company”) held its Annual Meeting of Stockholders on June 5, 2012. At the Annual Meeting of Stockholders the Company’s Stockholders (1) elected all seven of the Company’s nominees for director; (2) approved the appointment of J.H. Cohn to serve as the Company’s independent auditors for the fiscal year ending December 31, 2012; (3) approved on an advisory basis the compensation of the Company’s named executive officers; and (4) approved an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Innodata Isogen, Inc. to Innodata Inc.

(b)	The following matters set forth in the Company’s Proxy Statement dated April 23, 2012 were voted upon with the results indicated below:

Proposal #1- Election of Directors:

Name	For	Withheld	Broker Non-Votes
Jack S. Abuhoff	10,493,908	584,952	12,018,659
Haig S. Bagerdjian	8,213,721	2,865,139	12,018,659
Louise C. Forlenza	10,863,362	215,498	12,018,659
Stewart R. Massey	10,882,460	196,400	12,018,659
Todd H. Solomon	8,782,832	2,296,028	12,018,659
Anthea C. Stratigos	10,863,164	215,696	12,018,659
Andargachew S. Zelleke	10,943,478	135,382	12,018,659

Proposal #2- Ratification of the selection and appointment of J.H. Cohn LLP as the Company’s independent auditors for the fiscal year ending December 31, 2012:

For	Against	Abstain
23,015,515	72,429	9,575

Proposal #3- Approval, on an advisory basis, of the compensation of the named executive officers:

For	Against	Abstain	Broker Non-Votes
8,224,722	2,718,791	135,347	12,018,659

Proposal #4- Approval of an amendment to the Company’s Certificate of Incorporation to change the name of the Company from Innodata Isogen, Inc. to Innodata Inc.:

For	Against	Abstain	Broker Non-Votes
22,830,065	73,944	28,344	165,166

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

INNODATA ISOGEN, INC.

Date: June 7, 2012	By:	/s/ Amy R. Agress
Amy R. Agress
Vice President and General Counsel